Date: August 17, 2015

Media Contact:	Investor Contact:
Michael Kinney	Joanne Fairechio
732-938-1031	732-378-4967
mkinney@njresources.com	jfairechio@njresources.com
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES EXCHANGE OF INTEREST
IN IROQUOIS GAS TRANSMISSION SYSTEM FOR $61.1 MILLION STAKE
IN DOMINION MIDSTREAM PARTNERS, LP

WALL, N.J. – NJR Midstream, a subsidiary of New Jersey Resources (NYSE: NJR), announced today it has entered in to an agreement to exchange its 5.53 percent equity ownership in the Iroquois Gas Transmission System, LP (IGTS) for approximately 1.8 million partnership units, with a market value totaling $61.1 million, in Dominion Midstream Partners, LP (NYSE: DM), a master limited partnership. The exchange generates a pre-tax gain of $38 million that will be deferred and recognized into income when and if the partnership units are sold in the future.

“With this agreement, we are exchanging NJR Midstream’s ownership interest in Iroquois for expanded ownership in a variety of midstream assets held by Dominion Midstream Partners,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “We believe this is an attractive opportunity to diversify our position in the midstream marketplace.”

Formed in 2014, Dominion Midstream Partners, LP owns, operates, develops and acquires natural gas import, storage, regasification, transportation and related assets, including a preferred equity interest in the Cove Point Liquefied Natural Gas (LNG) facility and ownership of Dominion Carolina Gas Transmission, LLC (DGCC). Cove Point provides LNG import, storage and transportation services to the Mid-Atlantic marketplace and DGCC is an interstate natural gas transportation company delivering natural gas to wholesale and direct industrial customers throughout South Carolina.

NJR Midstream has held an equity ownership position in the IGTS since 1992, when the pipeline began operations, connecting Canadian supplies with markets in the Northeast. It also maintains 50 percent ownership of the Steckman Ridge storage facility, a 12 Bcf storage field located in Bedford County, Pennsylvania and a 20 percent interest in the proposed PennEast Pipeline.

The closing of this transaction is subject to clearance under the Hart-Scott-Rodino Act.

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NEW JERSEY RESOURCES ANNOUNCES EXCHANGE OF INTEREST IN IROQUOIS GAS TRANSMISSION SYSTEM FOR $61 MILLION STAKE IN DOMINION MIDSTREAM PARTNERS, LP

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited to, certain statements regarding the planned exchange of NJR’s interest in IGTS for a stake in Dominion Midstream Partners, LP, which is subject to closing conditions, including regulatory approval.

NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $3 billion, NJR is comprised of five primary businesses:

•	New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains over 7,000 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services to its customers across North America.

•	NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of over 130 megawatts, providing residential and commercial customers with low-carbon solutions.

•	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and Dominion Midstream Partners, LP.

•	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey and serves approximately 117,000 service contract customers.

NEW JERSEY RESOURCES ANNOUNCES EXCHANGE OF INTEREST IN IROQUOIS GAS TRANSMISSION SYSTEM FOR $61 MILLION STAKE IN DOMINION MIDSTREAM PARTNERS, LP

NJR and its nearly 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

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